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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-194226

SUBJECT TO COMPLETION, DATED FEBRUARY 29, 2016

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 28, 2014)

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

MARATHON OIL CORPORATION

135,000,000 Shares

Common Stock

This is an offering by Marathon Oil Corporation ("Marathon Oil") of shares of its common stock, par value $1.00 per share. All of the 135,000,000 shares of common stock are being sold by Marathon Oil.

Shares of our common stock trade on the New York Stock Exchange, or NYSE, under the symbol "MRO." On February 29, 2016, the last sale price of the shares as reported on the NYSE was $8.21 per share.

See "Risk Factors" beginning on page S-4 of this prospectus supplement and on page 25 of the Annual Report on Form 10-K incorporated by reference herein to read about important facts you should consider before buying shares of the common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to Marathon Oil	$	$

(1)
See the section titled "Underwriting" for a description of the compensation payable to the underwriters.

We have granted the underwriters an option to purchase, exercisable within 30 days from the date of this prospectus supplement, up to an additional 20,250,000 shares of common stock, at the public offering price, less the underwriting discount.

The underwriters expect to deliver the shares of common stock to purchasers on or about                     , 2016.

Morgan Stanley

Prospectus Supplement dated                     , 2016.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part, the prospectus supplement, including the documents incorporated by reference therein, describes the specific terms of this offering and certain matters relating to us. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of our registration statement on Form S-3ASR (Registration No. 333-194226) with the Securities and Exchange Commission (the "SEC") on February 28, 2014, as part of a "shelf" registration process. Under the shelf registration process, we may sell any combination of senior debt securities, subordinated debt securities, common stock, preferred stock, warrants, stock purchase contracts and stock purchase units in one or more offerings. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

        Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Before you invest in our common stock, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under "Incorporation of Certain Documents by Reference."

        References in this prospectus supplement and the accompanying prospectus to "Marathon Oil Corporation", "Marathon Oil", the "Company", "we", "us" and "our" refer to Marathon Oil Corporation and its subsidiaries, unless the context otherwise requires.

SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in our common stock.

OUR COMPANY

        Marathon Oil Corporation is an independent global exploration and production company based in Houston, Texas, with operations in North America, Europe and Africa. Our corporate headquarters are located at 5555 San Felipe Street, Houston, Texas 77056-2723 and our telephone number is (713) 629-6600. Each of our three reportable operating segments is organized based upon both geographic location and the nature of the products and services it offers.

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  North America Exploration & Production—explores for, produces and markets crude oil and condensate, natural gas liquids and natural gas in North America;

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  International Exploration & Production—explores for, produces and markets crude oil and condensate, natural gas liquids and natural gas outside of North America and produces and markets products manufactured from natural gas, such as liquified natural gas and methanol, in Equatorial Guinea; and

  •
  Oil Sands Mining—mines, extracts and transports bitumen from oil sands deposits in Alberta, Canada, and upgrades the bitumen to produce and market synthetic crude oil and vacuum gas oil.

        We were incorporated in 2001. On June 30, 2011, we completed the spin-off of our downstream business, creating two independent energy companies: Marathon Oil and Marathon Petroleum Corporation.

        Our common stock trades on the New York Stock Exchange under the symbol "MRO".

        To find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

RECENT DEVELOPMENTS

Credit Ratings

        Due to recent significant decreases in crude oil and U.S. natural gas prices, credit rating agencies are currently reviewing many companies in the industry, including us. On February 5, 2016, our corporate credit rating was downgraded by Fitch Ratings to BBB (negative) from BBB+ (stable). On February 8, 2016, our corporate credit rating was downgraded by Standard & Poor's Ratings Services to BBB (stable) from BBB+ (stable). On February 25, 2016, our corporate credit rating was downgraded by Moody's Investor Services, Inc. to Ba1 (negative) from Baa1 (stable). Any further rating downgrades could increase our future cost of financing and have a negative effect on the value of our indebtedness.

THE OFFERING

Issuer	Marathon Oil Corporation
Common stock offered	135,000,000 shares
Underwriters' option

We have granted the underwriters an option to purchase, exercisable within 30 days from the date of this prospectus supplement, up to an additional 20,250,000 shares of common stock, at the public offering price, less the underwriting discount.

Common stock outstanding after this offering	shares
Use of proceeds

We expect to receive net proceeds from this offering of approximately $            million, or $            million if the underwriters exercise their option to purchase additional common stock in full, after deducting the underwriting discounts and estimated offering expenses. The net proceeds from this offering will strengthen our balance sheet and will be used for general corporate purposes, including funding a portion of our capital program. See "Use of Proceeds."

Risk factors	See "Risk Factors" beginning on page S-4 of this prospectus supplement for a discussion of risks you should carefully consider before deciding to invest in our common stock.
NYSE Symbol	MRO

        The number of shares of common stock that will be outstanding after this offering is based on 676,952,991 shares of our common stock outstanding as of December 31, 2015, and excludes 13,728,152 shares of common stock upon exercise of outstanding options issuable under our equity compensation plans and 30,434,538 shares reserved for future issuance under such plans, in each case, subject to anti-dilution, make-whole and other adjustments.

RISK FACTORS

        You should carefully consider the risks described below together with the risk factors described in reports we file with the SEC and incorporated by reference into the accompanying prospectus, as well as all of the other information in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus, including in our Annual Report on Form 10-K for the year ended December 31, 2015, before you decide to invest in our common stock. If any of the risks actually occur, our business, financial condition or results of operations could suffer. In that event, you may lose all or part of your investment in the common stock.

Risks Related to Ownership of Our Common Stock

The market price of our common stock may be volatile or may decline and it may be difficult for you to resell shares of our common stock at prices you find attractive.

        The market price of our common stock has historically experienced and may continue to experience volatility. The price of our common stock could be subject to wide fluctuations in the future in response to a number of events or factors, including, among others, (i) the market prices of crude oil, natural gas liquids and natural gas, which is influenced by the Organization of Petroleum Exporting Countries (OPEC), worldwide supply and demand, exploration, development and production costs, the price and availability of alternative fuels or energy and conservation and environmental protection efforts, among other factors; (ii) the successful replacement of our oil and gas production and reserves, including proved undeveloped reserves; (iii) the inherent uncertainties that exist in estimating quantities of proved reserves and future net revenues from those reserves, and actual quantities, which may be lower than estimated; (iv) decisions made under joint operating agreements, which we may not control, and the partners under such agreements failing to meet their obligations; (v) changing laws and regulations and other governmental actions, including environmental laws and regulations, and environmental risks; (vi) political instability in areas where we operate; (vii) competition from other companies in our industry; (viii) our failure to meet financial analysts' performance or financing expectations; (ix) changes in recommendations by financial analysts; (x) our ability to obtain necessary financing on satisfactory terms, (xi) our ability to manage commodity price hedging and counterparty risk and (xii) changes in market valuations of other companies in our industry. For more information regarding such factors, see "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015.

        Other risks described elsewhere under "Risk Factors" in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus also could materially and adversely affect our common stock price.

The availability of our common stock for sale in the future could reduce the market price of our common stock.

        Except as restricted pursuant to the lock-up agreements described herein under "Underwriting," we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. In the future, we may sell additional shares of our common stock to raise capital or acquire interests in other companies by using a combination of cash and our common stock or just our common stock. Any of these events may dilute your ownership interest in our company and have an adverse impact on the price of our common stock. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options. Sales of a substantial number of shares of our common stock could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock, or the perception that these sales may occur, or other equity-related securities would have on the market price of our common stock.

Anti-takeover provisions in our organizational documents and under Delaware law may impede or discourage a takeover, which could cause the market price of our common stock to decline.

        We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders, which, under certain circumstances, could reduce the market price of our common stock. In addition, protective provisions in our Restated Certificate of Incorporation and By-laws could prevent a takeover, which could harm our stockholders.

Non-U.S. Holders may be subject to U.S. income tax with respect to gain on disposition of their shares of our common stock.

        We have not determined whether we are a United States real property holding corporation ("USRPHC"). We can give no assurance that we are not or will not become one in the future. If we are or become a USRPHC, Non-U.S. Holders that own (or are treated as owning under constructive ownership rules) more than 5% of our common stock during a specified time period may be subject to U.S. federal income tax on a sale, exchange or other disposition of such common stock and may be required to file a U.S. federal income tax return. See "United States Federal Income Tax Considerations."

 USE OF PROCEEDS

        We expect to receive net proceeds from this offering of approximately $             million, or $             million if the underwriters exercise their option to purchase additional common stock in full, after deducting the underwriting discounts and estimated offering expenses. The net proceeds from this offering will strengthen our balance sheet and will be used for general corporate purposes, including funding a portion of our capital program.

        If the underwriters exercise their option to purchase additional shares of our common stock, we expect to use the net proceeds from the sale of the additional shares of our common stock to strengthen our balance sheet and for general corporate purposes, including funding a portion of our capital program.

 CAPITALIZATION

        The following table sets forth our consolidated capitalization and cash and cash equivalents position as of December 31, 2015:

  •
  on an actual basis; and

  •
  as adjusted to give effect to the completion of this offering, after deducting the underwriting discounts and estimated offering expenses (assuming no exercise of the underwriters' option to purchase additional shares).

        You should read the following table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and the notes thereto that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	At December 31, 2015
(in millions)	Actual	As Adjusted
Cash and cash equivalents	$1,221	$

Total debt	7,277		7,277

Stockholders' equity
Preferred stock, no par value per share, 26,000,000 shares authorized for issuance, no shares issued, actual; no shares issued, as adjusted	—		—
Common stock, par value $1.00 per share, 1,100,000,000 shares authorized for issuance, 770,000,000 shares issued, actual; shares issued, as adjusted(1)	770
Held in treasury, at cost—93,000,000 shares of Common stock	(3,554)		(3,554)
Capital in excess of par value	6,498
Retained earnings	14,974		14,974
Accumulated other comprehensive loss	(135)		(135)

Total Marathon Oil Corporation stockholders' equity	18,553

Total capitalization	$25,830	$

(1)
"Actual" and "as adjusted" common shares outstanding at December 31, 2015 do not reflect shares reserved for issuance in connection with 584,566 performance units, 10,654,799 stock options and 4,017,344 shares of restricted stock.

 PRICE RANGE OF COMMON STOCK AND DIVIDENDS DECLARED

        Our common stock, par value $1.00 per share, is traded on the New York Stock Exchange under the trading symbol "MRO." The following table sets forth the high and low closing sales prices per share for the periods indicated below, together with the dividends declared per share for such periods.

	High	Low	Dividends Per Common Share
Fiscal Year 2016:
Quarter ended March 31, 2016 (through February 29, 2016)	$13.00	$6.52	—	(1)
Fiscal Year 2015:
Quarter ended December 31, 2015	$20.18	$12.38	$0.05
Quarter ended September 30, 2015	$25.79	$14.04	$0.21
Quarter ended June 30, 2015	$31.19	$25.92	$0.21
Quarter ended March 31, 2015	$29.63	$25.47	$0.21
Fiscal Year 2014:
Quarter ended December 31, 2014	$37.13	$24.80	$0.21
Quarter ended September 30, 2014	$41.69	$37.59	$0.21
Quarter ended June 30, 2014	$40.16	$34.90	$0.19
Quarter ended March 31, 2014	$35.52	$31.81	$0.19

(1)
On January 27, 2016, our Board of Directors declared a $0.05 cash dividend, payable to holders of record of February 17, 2016, and payable on March 10, 2016. Because the shares of common stock being offered hereby will only be issued subsequent to February 17, 2016, the dividend declared on January 27, 2016 will not be paid in respect of the shares offered hereby.

        On February 29, 2016, the closing sale price of our common stock on the New York Stock Exchange was $8.21 per share. At the close of business on February 15, 2016, there were 37,557 holders of record of our common stock.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. holders (as defined below) of the purchase, ownership, and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the "IRS"), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

        This discussion is limited to Non-U.S. Holders that hold our common stock as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder's particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

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  U.S. expatriates and former citizens or long-term residents of the United States;

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  persons subject to the alternative minimum tax;

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  persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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  banks, insurance companies, and other financial institutions;

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  brokers, dealers or traders in securities;

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  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

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  partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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  tax-exempt organizations or governmental organizations;

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  persons deemed to sell our common stock under the constructive sale provisions of the Code;

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  persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

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  persons that own, actually or constructively, more than 5% of our common stock; and

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  tax-exempt retirement plans.

        If an entity taxed as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership, and disposition of our common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

        For purposes of this discussion, a "Non-U.S. Holder" is any beneficial owner of our common stock that is neither a "U.S. person" nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

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  an individual who is a citizen or resident of the United States;

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  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

        If we make distributions of cash or property on our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a Non-U.S. Holder's adjusted tax basis in its common stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a Non-U.S. Holder's tax basis in its common stock will be treated as capital gain and will be treated as described below under "—Sale or Other Taxable Disposition."

        Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

        If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States.

        Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the same graduated individual or corporate rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

        Subject to the discussions below on backup withholding and foreign accounts, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

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  the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

  •
  our common stock constitutes a United States real property interest ("USRPI") by reason of our status as a United States real property holding corporation ("USRPHC"), within the meaning of the Foreign Investment in Real Property Tax Act ("FIRPTA"), for U.S. federal income tax purposes. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in its trade or business.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the same graduated rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

        A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses of the Non- U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

        With respect to the third bullet point above, we have not determined whether we are a USRPHC. We can give no assurance that we are not or will not become one in the future. If we are or become a USRPHC, so long as our common stock is "regularly traded on an established securities market," a Non-U.S. Holder will be subject to U.S. federal net income tax on a disposition of our common stock only if the Non-U.S. Holder actually or constructively holds or held (at any time during the shorter of the five-year period preceding the date of disposition or the Non-U.S. Holder's holding period) more than 5% of our common stock. If gain on the sale or other taxable disposition of our common stock were subject to taxation under FIRPTA, a Non-U.S. Holder generally would be subject to U.S. federal income tax on the gain realized on a disposition of our common stock and generally would be required to file a U.S. federal income tax return, and a 15% withholding tax would apply to the gross proceeds from such sale.

        Non-U.S. Holders should also consult their tax advisors regarding (1) potentially applicable income tax treaties that may provide for different rules and (2) the consequences that could result if we are, or become, a U.S. real property holding corporation.

Information Reporting and Backup Withholding

        We or an applicable withholding agent must report annually to the IRS and to each Non-U.S. Holder the amount of distributions on our common stock paid to such Non-U.S. Holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established. Backup withholding, however, generally will not apply to payments to a Non-U.S. Holder on our common stock provided the Non-U.S. Holder furnishes to the payor the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the payor has actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person that is not an exempt recipient.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections being commonly referred to as the Foreign Account Tax Compliance Act, or "FATCA") on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States-owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        Under the applicable Treasury Regulations, withholding under FATCA generally applies to payments of dividends, and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.

        Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING

        The Company and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Morgan Stanley & Co. LLC is the representative of the underwriters.

Underwriters	Number of Shares
Morgan Stanley & Co. LLC

Total	135,000,000

        The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

        The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

        The Company estimates that its share of the total expenses of the offering, excluding the underwriting discount, will be approximately $500,000.

        The underwriters have an option to buy up to an additional 20,250,000 shares from the Company at the public offering price, less the underwriting discount. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the Company. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 20,250,000 additional shares.

Paid by the Company

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

        Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $            per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

No Sales of Similar Securities

        We have agreed with each underwriter that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, we will not, during the period ending 90 days after the date of this prospectus supplement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company's common stock or any securities convertible into or exercisable or exchangeable for the Company's common stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company's common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise or (3) file any registration statement with the SEC relating to the offering of any shares of the Company's common stock or any securities convertible into or exercisable or exchangeable for shares of the Company's common stock, other than (a) the shares of the Company's common stock to be sold hereunder, (b) the issuance by the Company of shares of the Company's common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement or (c) any shares of the Company's common stock, options, warrants, restricted stock, performance share units or other equity awards granted pursuant to employee stock plans and equity incentive plans existing on the date of this prospectus supplement.

        The Company's directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons agreed that, without the prior written consent of Morgan Stanley & Co. LLC, on behalf of the underwriters, it will not during the period ending 60 days after the date of this prospectus supplement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company's common stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by such director or executive officer or any other securities so owned convertible into or exercisable or exchangeable for shares of the Company's common stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of the Company's common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of the Company's common stock or such other securities, in cash or otherwise, other than (a) transactions relating to shares of the Company's common stock or other securities acquired in open market transactions after the completion of the offering of shares of the Company's common stock hereby, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of shares of the Company's common stock or other securities acquired in such open market transactions, (b) transfers of shares of the Company's common stock or any security convertible into shares of the Company's common stock as a bona fide gift; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee shall sign and deliver to Morgan Stanley & Co. LLC a lock-up letter substantially in the form of the lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of the Company's common stock, shall be required or shall be voluntarily made during the 60-day restricted period, (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of the Company's common stock, provided that (i) such plan does not provide for the transfer of shares of the Company's common stock during the 60-day restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of such director or executive officer or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of the Company's common stock may be made under such plan during the 60-day restricted period, (d) transfers by testate or intestate succession, provided that the transferee shall sign and deliver to Morgan Stanley & Co. LLC a lock-up letter substantially in the form of the lock-up agreement, (e) transfers to (i) an immediate family member or (ii) family trust, family limited partnership or family limited liability company, in each case, for the direct or indirect benefit of such director or executive officer or an immediate family member of such director or executive officer, provided that the family member, trustee of the trust, family limited partnership or family limited liability company, as applicable, shall sign and deliver to Morgan Stanley & Co. LLC a lock-up letter substantially in the form of the lock-up agreement, and provided further that (i) any such transfer shall not involve a disposition for value and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the 60-day restricted period, or (f) any exercise of options or vesting or exercise of any other equity-based award, in each case under the Company's equity incentive plan or any other plan or agreement described in this prospectus supplement, including any dispositions in connection with the "cashless" exercise of stock options and any open market transactions in connection with the payment of taxes due upon such exercise or vesting, provided that any such shares of the Company's common stock received upon such exercise or vesting will also be subject to the lock-up agreement.

New York Stock Exchange Listing

        The shares are listed on the New York Stock Exchange under the symbol "MRO."

Price Stabilization, Short Positions

        In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional shares for which the underwriters' option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company's stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NYSE, in the over-the-counter market or otherwise.

Electronic Distribution

        In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, certain of the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. Each such underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus supplement and the accompanying prospectus is available on the Internet web site maintained by each such underwriter. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on each underwriter's web site is not part of this prospectus supplement or the accompanying prospectus.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), no offer of shares may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

        The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

        This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Relevant Member State.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Hong Kong

        This prospectus supplement has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The securities will not be offered or sold in Hong Kong other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the securities under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Notice to Prospective Investors in Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Australia

        No prospectus, disclosure document, offering material or advertisement in relation to the common shares has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Accordingly, a person may not (a) make, offer or invite applications for the issue, sale or purchase of common shares within, to or from Australia (including an offer or invitation which is received by a person in Australia) or (b) distribute or publish this prospectus supplement or any other prospectus, disclosure document, offering material or advertisement relating to the common shares in Australia, unless (i) the minimum aggregate consideration payable by each offeree is the U.S. dollar equivalent of at least A$500,000 (disregarding moneys lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Act 2001 (CWLTH) of Australia; and (ii) such action complies with all applicable laws and regulations.

Notice to Prospective Investors in Korea

        This prospectus supplement should not be construed in any way as our (or any of our affiliates or agents) soliciting investment or offering to sell our securities in the Republic of Korea ("Korea"). We are not making any representation with respect to the eligibility of any recipients of this prospectus supplement to acquire the securities under the laws of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act (the "FSCMA"), the Foreign Exchange Transaction Act (the "FETA"), and any regulations thereunder. The securities have not been registered with the Financial Services

Commission of Korea in any way pursuant to the FSCMA, and the securities may not be offered, sold or delivered, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea. Furthermore, the securities may not be resold to any Korean resident unless such Korean resident as the purchaser of the resold securities complies with all applicable regulatory requirements (including, without limitation, reporting or approval requirements under the FETA and regulations thereunder) relating to the purchase of the resold securities.

Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA ("FINMA"), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth in this prospectus supplement and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

        The validity of the shares of common stock covered by this prospectus supplement will be passed upon for us by Locke Lord LLP, Houston, Texas. The underwriters are being represented by Cravath, Swaine & Moore LLP, New York, New York, in connection with this offering.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        Certain information regarding estimates of quantities of oil and natural gas reserves of Marathon Oil Corporation included in the Annual Report on Form 10-K of Marathon Oil Corporation for the year ended December 31, 2015, was audited in part by Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc., independent petroleum consultants. Additionally, certain information regarding estimates of synthetic crude oil reserves was based on reports prepared by GLJ Petroleum Consultants LTD., independent petroleum consultants. We have incorporated such information in this prospectus supplement by reference to such Annual Report on Form 10-K in reliance on the authority of each such firm as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC's public reference room at 100 F Street,N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This prospectus supplement and the accompanying prospectus form part of a registration statement we have filed with the SEC relating to, among other things, the common stock. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the common stock. The statements this prospectus supplement and the accompanying prospectus make pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Internet site.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus and is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or information contained in documents we file or furnish to the SEC after the date hereof. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all the shares of common stock are sold:

  •
  our annual report on Form 10-K for the year ended December 31, 2015;

  •
  the description of our common stock contained in our current report on Form 8-K filed with the SEC on May 9, 2012.

        We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 from the date of this prospectus supplement until all of the shares of common stock offered by this prospectus supplement have been issued as described in this prospectus supplement. We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in such current report.

        You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

  Marathon Oil Corporation
  5555 San Felipe Street
  Houston, Texas 77056-2723
  Attention: Corporate Secretary
  Telephone: (713) 629-6600

Prospectus

Marathon Oil Corporation

5555 San Felipe Street
Houston, Texas 77056-2723
(713) 629-6600

Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units

We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.	The Offering We may offer from time to time: senior debt securities; subordinated debt securities; common stock; preferred stock; warrants; stock purchase contracts; and stock purchase units.

        Our common stock is listed on the New York Stock Exchange under the symbol "MRO."

        Investing in our securities involves risks that are referenced in the "Risk Factors" section on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2014.

About This Prospectus

        This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Using this process, we may offer any combination of the securities this prospectus describes in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."

The Company

        Marathon Oil Corporation, a Delaware corporation ("Marathon Oil"), is an international energy company with operations in the United States, Angola, Canada, Equatorial Guinea, Gabon, Kenya, the Kurdistan Region of Iraq, Libya, Norway and the United Kingdom. Together with its subsidiaries, Marathon Oil is engaged in:

  •
  exploration, production and marketing of liquid hydrocarbons and natural gas in North America;

  •
  exploration, production and marketing of liquid hydrocarbons and natural gas outside of North America and the production and marketing of products manufactured from natural gas, such as liquefied natural gas and methanol, in Equatorial Guinea; and

  •
  mining, extraction and transportation of bitumen from oil sands deposits in Alberta, Canada, and upgrading of the bitumen for the production and marketing of synthetic crude oil and vacuum gas oil.

        In this prospectus, we refer to Marathon Oil, its wholly owned and majority owned subsidiaries and its ownership interests in equity affiliates as "we" or "us," unless we specifically state otherwise or the context indicates otherwise. Our principal executive offices are located at 5555 San Felipe Street, Houston, Texas 77056-2723, and our telephone number at that location is (713) 629-6600.

Risk Factors

        You should carefully consider the specific risks set forth under the caption "Risk Factors" in the applicable prospectus supplement, and under the caption "Risk Factors" in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), incorporated by reference in this prospectus, before making an investment decision. For more information, see "Where You Can Find More Information."

Where You Can Find More Information

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Internet site.

        The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering. The documents we incorporate by reference are:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013; and

  •
  the description of our common stock contained in our registration statement on Form 8-A/A filed with the SEC on July 15, 2010 (as updated by our Current Report on Form 8-K filed on May 9, 2012).

        You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing to or telephoning us at the following address:

    Marathon Oil Corporation
    5555 San Felipe Street
    Houston, Texas 77056-2723
    Attention: Corporate Secretary
    Telephone: (713) 629-6600

        You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Forward-Looking Statements

        This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. You can identify our forward-looking statements by words such as "anticipates," "believes," "estimates," "expects," "forecasts," "plans," "predicts," "targets," "projects," "could," "may," "should" or "would" or other similar expressions that convey the uncertainty of future events or outcomes. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference.

        Forward-looking statements may include, but are not limited to, statements that relate to (or statements that are subject to risks, contingencies or uncertainties that relate to): levels of revenues, income from operations, net income or earnings per share; levels of liquidity and the availability of financing options; budgets or levels of capital, exploration, environmental, construction or maintenance expenditures; the success or timing of completion of ongoing or anticipated capital, exploration, construction or maintenance projects; volumes of production or sales of liquid hydrocarbons, natural gas, and synthetic crude oil; levels of worldwide prices of liquid hydrocarbons and natural gas; levels of liquid hydrocarbon, natural gas and synthetic crude oil reserves; the acquisition or divestiture of assets; the effect of restructuring or reorganization of business components; quantitative or qualitative factors about market risk; the potential effect of judicial proceedings on our business and financial condition; levels of common share repurchases; the impact of government legislation and budgetary and tax measures; and the anticipated effects of actions of third parties such as competitors, or federal, foreign, state or local governments and regulatory authorities.

        The forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them. We have based many of these forward-looking statements on expectations and assumptions about future events that may prove to be inaccurate. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Use of Proceeds

        Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including repayment or refinancing of debt and funding for acquisitions, working capital requirements, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

Ratios of Earnings to Fixed Charges and Earnings to
Combined Fixed Charges and Preferred Stock Dividends

        Our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods indicated, in each case determined on a total enterprise basis are as follows:

	Years Ended December 31,
	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges*	14.85	19.66	9.48	5.98	4.67

*
Due to agreements to sell our Angola assets in 2013, the spin-off of our downstream business in 2011 and the sale of our Ireland and Gabon businesses 2009, all relevant periods have been recast to reflect these businesses as discontinued operations.

        The preferred stock outstanding for any period presented in the table above did not affect the earnings to fixed charges calculation, and, accordingly, our ratio of earnings to combined fixed charges and preferred stock dividends is the same as our ratio of earnings to fixed charges.

        The term "earnings" is the amount resulting from adding the following items:

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  pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees;

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  fixed charges;

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  amortization of capitalized interest;

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  distributed income of equity investees; and

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  our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges;

and subtracting from the total the following:

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  interest capitalized;

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  preference security dividend requirements of consolidated subsidiaries; and

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  the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges.

For this purpose, "fixed charges" consists of:

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  interest expense on all indebtedness and amortization of debt discount and expense, including discontinued operations;

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  interest capitalized, including discontinued operations;

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  an estimate of the portion of annual rental expense on operating leases that represents the interest factor attributable to rentals, including discontinued operations; and

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  pre-tax earnings required to cover preferred stock dividend requirements of consolidated subsidiaries.

Description of Debt Securities

        The debt securities this prospectus covers will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under a senior indenture dated as of February 26, 2002, between Marathon Oil and The Bank of New York Mellon Trust Company, N. A. (as successor to JPMorgan Chase Bank), as trustee, and we will issue subordinated debt securities under a subordinated indenture dated as of February 26, 2002, between Marathon Oil and The Bank of New York Mellon Trust Company, N. A. (as successor to JPMorgan Chase Bank), as trustee. In this description, we sometimes call the senior indenture and the subordinated indenture the "indentures."

        We have summarized the provisions of the indentures and the debt securities below. You should read the indentures for more details regarding the provisions described below and for other provisions that may be important to you. We have filed the indentures with the SEC as exhibits to the registration statement, and we will include any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. See "Where You Can Find More Information."

        The following description primarily relates to senior debt securities that we may issue under the senior indenture. We have summarized some of the provisions of the subordinated indenture below under the caption "—Subordinated Debt Securities." If we offer subordinated debt securities, we will provide more specific terms in the related prospectus supplement. In this summary description of the debt securities, all references to "Marathon Oil," "we" or "us" mean Marathon Oil Corporation only, unless we state otherwise or the context clearly indicates otherwise.

General

        The senior debt securities will constitute our senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a position junior to, any senior debt securities and all our other senior debt. Neither indenture limits the amount of debt we may issue under the indentures, and neither limits the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

        We derive substantially all of our operating income from, and hold substantially all our assets through, our subsidiaries. As a result, we will depend on distributions of cash flow and earnings of our subsidiaries in order to meet our payment obligations under any debt securities we offer under this prospectus and our other obligations. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit their ability to make payments or other distributions to us and they could agree to contractual restrictions on their ability to make distributions.

        Our right to receive any assets of any subsidiary, and therefore the right of the holders of our debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we are a creditor of any subsidiary, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.

        We may issue the debt securities of any series in definitive form or as a book-entry security in the form of a global security registered in the name of a depositary we designate.

        We may issue the debt securities in one or more series with various maturities. They may be sold at par, at a premium or with an original issue discount.

Terms

        The prospectus supplement relating to any series of debt securities being offered will specify whether the debt securities are senior debt securities or subordinated debt securities and will include specific terms relating to the offering. These terms will include some or all of the following:

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  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the person or entity to whom any interest will be payable, if that person or entity is not the registered owner of the debt securities;

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  the date or dates on which the principal of and any premium on the debt securities will be payable;

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  the rates, which may be fixed or variable, per annum at which the debt securities will bear interest, if any, and the date or dates from which any interest will accrue;

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  the dates on which the interest, if any, on the debt securities will be payable, and the regular record dates for the interest payment dates or the method for determining those dates;

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  the place or places where payments on the debt securities will be payable;

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  the terms and conditions on which the debt securities may, under any optional or mandatory redemption provisions, be redeemed;

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  any mandatory or optional sinking fund or similar provisions or provisions for mandatory redemption or purchase at the option of the holder;

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  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 or any multiple of that amount;

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  any index, formula or other method used to determine the amount of payment of principal of or any premium or interest on the debt securities;

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  if other than the currency of the United States of America, the currency of payment of principal of or any premium or interest on the debt securities;

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  if, at our election or the election of the holder, the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the terms and conditions on which that election is to be made and the amount so payable;

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  if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable on the declaration of acceleration of the maturity of the debt securities;

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  if the principal amount payable at maturity will not be determinable as of one or more dates prior to maturity, the amount that will be deemed to be the principal amount as of any such date;

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  any terms on which the debt securities may be convertible into or exchanged for our securities or indebtedness of any kind or of any other issuer or obligor and the terms and conditions on which a conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

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  the applicability of the defeasance provisions described below under "—Satisfaction and Discharge; Defeasance Under the Senior Indenture," and any conditions under which those provisions will apply;

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  if the debt securities will be issuable only in the form of a global security as described below under "—Book-entry Debt Securities," the depositary for the debt securities;

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  any changes in or additions to the events of default or covenants this prospectus describes;

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  the payment of any additional amounts with respect to the debt securities; and

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  any other terms of the debt securities.

        If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Restrictive Covenants Under the Senior Indenture

        We have agreed to two principal restrictions on our activities for the benefit of holders of the senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities (unless waived or amended) as long as any of those senior debt securities are outstanding, unless the prospectus supplement for the series states otherwise.

  Creation of Certain Liens

        If we or any of our subsidiaries mortgages or encumbers as security for money borrowed any property capable of producing oil or gas which (1) is located in the United States and (2) is determined to be a principal property by our board of directors in its discretion, we will, or will cause such subsidiary to, secure each series of senior debt equally and ratably with all obligations secured by the mortgage then being given. This covenant will not apply in the case of any mortgage:

  •
  existing on the date of the senior indenture;

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  incurred in connection with the acquisition or construction of any property;

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  previously existing on acquired property or existing on the property of any entity when it becomes a subsidiary of ours;

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  in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality of either, to secure payments to us under the provisions of any contract or statute;

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  in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality of either, to secure borrowings for the purchase or construction of the property mortgaged;

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  in connection with a sale or other transfer of (1) oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchase will realize a specified amount of money or a specified amount of minerals or (2) any interest of the character commonly referred to as an "oil payment" or a "production payment";

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  to secure the cost of the repair, construction, improvement, alteration, exploration, development or drilling of all or part of a principal property;

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  on various facilities and personal property located at or on a principal property;

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  arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead; or

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  that is a renewal of or substitution for any mortgage permitted under any of the provisions described in the preceding clauses.

        In addition, we may, and may permit our subsidiaries to, grant mortgages or incur liens on property covered by the restriction described above as long as the net book value of the property so encumbered, together with all property subject to the restriction on sale and leaseback transactions described below, does not, at the time such Mortgage or lien is granted, exceed 10% of our "Consolidated Net Tangible Assets," which the senior indenture defines to mean the aggregate value of all assets of us and our subsidiaries after deducting:

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  all current liabilities, excluding all long-term debt due within one year;

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  all investments in unconsolidated subsidiaries and all investments accounted for on the equity basis; and

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  all goodwill, patents and trademarks, unamortized debt discount and other similar intangibles;

all determined in conformity with generally accepted accounting principles and calculated on a basis consistent with our most recent audited consolidated financial statements.

  Limitations on Certain Sale and Leaseback Transactions

        We and our subsidiaries are generally prohibited from selling and leasing back the principal properties described above under "—Creation of Certain Liens." However, this covenant will not apply if:

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  the lease is an intercompany lease between us and one of our subsidiaries or between any of our subsidiaries;

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  the lease is for a temporary period by the end of which it is intended that the use of the leased property will be discontinued;

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  we or a subsidiary of ours could mortgage the property without equally and ratably securing the senior debt securities under the covenant described above under the caption "—Creation of Certain Liens";

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  the transfer is incident to or necessary to effect any operating, farm-out, farm-in, unitization, acreage exchange, acreage contribution, bottom-hole or dry-hole arrangement or pooling agreement or other agreement of the same general nature relating to the acquisition, exploration, maintenance, development or operation of oil and gas properties in the ordinary course of business or as required by any regulatory agency having jurisdiction over the property; or

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  we promptly inform the trustee of the sale, the net proceeds of the sale are at least equal to the fair value of the property and within 180 days of the sale the net proceeds are applied to the retirement or in-substance defeasance of our funded debt (subject to reduction, under circumstances the senior indenture specifies).

        As of the date of this prospectus, neither we nor any of our subsidiaries has any property that our board of directors has determined to be a principal property.

Merger, Consolidation and Sale of Assets

        The senior indenture provides that we may not merge or consolidate with any other entity or sell or convey all or substantially all our assets except as follows:

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  we are the continuing corporation or the successor entity (if other than us) is a corporation or other entity organized under the laws of the United States or any state thereof that expressly assumes our obligations under the senior indenture and the outstanding senior debt securities; and

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  immediately after the merger, consolidation, sale or conveyance, no event of default under the senior indenture shall have occurred and be continuing.

        On the assumption by the successor of the obligations under the indentures, the successor will be substituted for us, and we will be relieved of any further obligation under the indentures and the debt securities.

Events of Default Under the Senior Indenture

        The senior indenture defines an event of default with respect to the senior debt securities of any series as being:

  (1)
  our failure to pay interest on any senior debt security of that series when due, continuing for 30 days;

  (2)
  our failure to pay the principal of or premium on any senior debt security of that series when due and payable;

  (3)
  our failure to deposit any sinking fund payment when due by the terms of the senior debt securities of that series;

  (4)
  our failure to perform under any other covenant or warranty applicable to the senior debt securities of that series and not specifically dealt with in the definition of "event of default" for a period of 90 days after written notice to us of that failure;

  (5)
  specified events of bankruptcy, insolvency or reorganization; or

  (6)
  any other event of default provided with respect to the senior debt securities of that series.

        The trustee is required to give holders of the senior debt securities of any series written notice of a default with respect to that series as provided by the Trust Indenture Act. In the case of any default of the character described above in clause (4) of the immediately preceding paragraph, no such notice to holders must be given until at least 60 days after the occurrence of that default.

        We are required annually to deliver to the trustee an officer's certificate stating whether or not the signers have any knowledge of any default by us in our performance and observance of any terms, provisions and conditions of the senior indenture.

        In case an event of default (other than an event of default involving an event of bankruptcy, insolvency or reorganization) shall occur and be continuing with respect to any series, the trustee or the holders of not less than 25% in principal amount of the senior debt securities of that series then outstanding may declare the principal amount of those senior debt securities (or, in the case of any senior debt securities we issue at an original issue discount, the portion of such principal amount that we will specify in the applicable prospectus supplement) to be due and payable. If an event of default relating to any event of bankruptcy, insolvency or reorganization occurs, the principal of all the senior debt securities then outstanding (or, in the case of any senior debt securities we issue at an original issue discount, the portion of such principal amount that we will specify in the applicable prospectus supplement) will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding senior debt securities of any series affected by the default may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default may give rise to cross defaults on our other indebtedness.

        Any past default with respect to a series of senior debt securities may be waived on behalf of all holders of those senior debt securities by at least a majority in principal amount of the holders of the outstanding senior debt securities of that series, except a default:

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  in the payment of principal of or any premium or interest on any senior debt security of that series; or

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  respecting a covenant or provision that cannot be modified without the consent of the holder of each outstanding senior debt security of that series.

        Any default that is so waived will cease to exist and any event of default arising from that default will be deemed to be cured for every purpose under the senior indenture, but no such waiver will extend to any subsequent or other default or impair any right arising from a subsequent or other default.

        A holder of a senior debt security of any series will be able to pursue any remedy under the senior indenture only if:

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  the holder has given prior written notice to the trustee of a continuing event of default with respect to the senior debt securities of that series;

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  the holders of at least 25% in principal amount of the outstanding senior debt securities of that series have made a written request to the trustee to institute proceedings with respect to the event of default;

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  the holders making the request have offered the trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with the request;

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  the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute any such proceeding; and

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  during that 60-day period, the holders of a majority in principal amount of the senior debt securities of that series do not give the trustee a direction inconsistent with the request.

        Holders of senior debt securities, however, are entitled at any time to bring a lawsuit for the payment of principal and interest due on their debt securities on or after its due date. It is intended that rights provided for holders under the senior indenture are for the equal and ratable benefit of all such holders.

Modification of the Senior Indenture

        We and the trustee may modify the senior indenture without the consent of the holders of the senior debt securities for one or more of the following purposes:

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  to evidence the succession of another person to us;

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  to add to covenants for the benefit of the holders of senior debt securities or to surrender any right or power conferred on us by the senior indenture;

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  to add additional events of default for the benefit of holders of all or any series of senior debt securities;

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  to add or change provisions of the senior indenture to allow the issuance of senior debt securities in other forms;

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  to add to, change or eliminate any of the provisions of the senior indenture respecting one or more series of senior debt securities under conditions the senior indenture specifies;

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  to secure the senior debt securities under the requirements of the senior indenture or otherwise;

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  to establish the form or terms of senior debt securities of any series as permitted by the senior indenture;

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  to evidence the appointment of a successor trustee; or

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  to cure any ambiguity or to correct or supplement any provision of the senior indenture that may be defective or inconsistent with any other provision in the senior indenture, or to make any other provisions with respect to matters or questions arising under the senior indenture as shall not adversely affect the interests of the holders of senior debt securities of any series in any material respect.

        We and the trustee may otherwise modify the senior indenture or any supplemental senior indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of senior debt securities affected. However, without the consent of the holder of each outstanding senior debt security affected, no modification may:

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  change the fixed maturity or reduce the principal amount, reduce the rate or extend the time of payment of any premium or interest thereon, or change the currency in which the senior debt securities are payable, or adversely affect any right of the holder of any senior debt security to require us to repurchase that senior debt security; or

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  reduce the percentage of senior debt securities required for consent to any such modification or supplemental indenture.

Satisfaction and Discharge; Defeasance Under the Senior Indenture

        The senior indenture will be satisfied and discharged if:

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  we deliver to the trustee all senior debt securities then outstanding for cancellation; or

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  all senior debt securities have become due and payable or are to become due and payable within one year or are to be called for redemption within one year and we deposit an amount of cash sufficient to pay the principal of and premium, if any, and interest on those senior debt securities to the date of maturity or redemption.

        In addition to the right of discharge described above, we may deposit with the trustee funds or government securities sufficient to make payments on the senior debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

  •
  we will be discharged from our obligations with respect to the senior debt securities of that series ("legal defeasance"); or

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  we will no longer have any obligation to comply with the restrictive covenants under the senior indenture, and the related events of default will no longer apply to us, but some of our other obligations under the senior indenture and the senior debt securities of that series, including our obligation to make payments on those senior debt securities, will survive ("covenant defeasance").

        If we defease a series of senior debt securities, the holders of the senior debt securities of the series affected will not be entitled to the benefits of the senior indenture, except for our obligations to:

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  register the transfer or exchange of senior debt securities;

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  replace mutilated, destroyed, lost or stolen senior debt securities; and

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  maintain paying agencies and hold moneys for payment in trust.

        As a condition to either legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize gain or loss for federal income tax purposes as a result of the action.

Subordinated Debt Securities

        Although the senior indenture and the subordinated indenture are generally similar and many of the provisions discussed above pertain to both senior and subordinated debt securities, there are many substantive differences between the two indentures. This section discusses some of those differences.

  Subordination

        Subordinated debt securities will be subordinate, in right of payment, to all "senior debt," which the subordinated indenture defines to mean, with respect to Marathon Oil, the principal of and premium, if any, and interest on:

  •
  all indebtedness of Marathon Oil, whether outstanding on the date of the subordinated indenture or subsequently created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

  •
  any indebtedness of others of the kinds described in the preceding clause for the payment of which Marathon Oil is responsible or liable (directly or indirectly, contingently or otherwise) as guarantor or otherwise; and

  •
  amendments, renewals, extensions and refundings of any indebtedness described in the two preceding clauses, unless in any instrument or instruments evidencing or securing that indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to the subordinated debt securities of any series.

  Terms of Subordinated Debt Securities May Contain Conversion or Exchange Provisions

        The prospectus supplement for a particular series of subordinated debt securities will include some or all of the specific terms discussed above under "—General" and "—Terms." Additionally, the prospectus supplement may contain subordination provisions (to the extent that those provisions might differ from those provided in the subordinated indenture) and, if applicable, conversion or exchange provisions.

  Modification of the Subordinated Indenture

        The subordinated indenture may be modified by us and the trustee without the consent of the holders of the subordinated debt securities for one or more of the purposes we discuss above under "—Modification of the Senior Indenture." Additionally, we and the trustee may modify the subordinated indenture to make provision with respect to any conversion or exchange rights as contemplated in that indenture.

  Defeasance of Subordinated Debt Securities

        The subordination of the subordinated debt securities is expressly made subject to the provisions for legal defeasance and covenant defeasance (for similar provisions, see "—Satisfaction and Discharge; Defeasance Under the Senior Indenture"). On the effectiveness of any legal defeasance or covenant defeasance with respect to outstanding subordinated debt securities, those debt securities will cease to be subordinated.

Governing Law

        New York law will govern the indentures and the debt securities.

The Trustee

        The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank) is the trustee under each of the indentures. The Bank of New York Mellon Trust Company, N.A. also serves as trustee relating to a number of series of debt and other long-term repayment obligations of us and our subsidiaries as of January 31, 2014. Certain affiliates of The Bank of New York Mellon Trust Company, N.A. perform various commercial banking services for us, for which they receive customary fees, and are lenders under our principal revolving credit facility.

        If an event of default occurs and is continuing, the trustee must use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indentures at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

        Each indenture limits the right of the trustee, if it is one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

Exchange, Registration and Transfer

        Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present registered debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

        Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue in registered form under that indenture. If the prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent. No service charge will be made for any registration of transfer or exchange of those securities. We or the trustee may, however, require the payment of any tax or other governmental charge payable for that registration.

        In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer of or exchange of any debt security:

  •
  during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

  •
  if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

        Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder's registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us on our written request any funds they hold for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

Book-entry Debt Securities

        We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Description of Capital Stock

        Our authorized capital stock consists of:

  •
  1,100,000,000 shares of common stock; and

  •
  26,000,000 shares of preferred stock, issuable in series.

        Each authorized share of common stock has a par value of $1.00. The authorized shares of preferred stock have no par value. As of January 31, 2014, 696,944,638 shares of common stock were issued and outstanding, and 73,193,447 shares of common stock were held as treasury shares. As of January 31, 2014, no shares of our preferred stock were issued and outstanding.

        In the discussion that follows, we have summarized the material provisions of our restated certificate of incorporation and by-laws relating to our capital stock. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our restated certificate of incorporation and by-laws. You should read the provisions of the restated certificate of incorporation and by-laws as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. See "Where You Can Find More Information."

Common Stock

        Each share of common stock has one vote in the election of each director and on all other matters voted on generally by the stockholders. No share of common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Our board of directors may grant holders of preferred stock, in the resolutions creating the series of preferred stock, the right to vote on the election of directors or any questions affecting us.

        Holders of common stock will be entitled to dividends in such amounts and at such times as our board of directors in its discretion may declare out of funds legally available for the payment of dividends. Dividends on the common stock will be paid at the discretion of our board of directors after taking into account various factors, including:

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  our financial condition and performance;

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  our cash needs and capital investment plans;

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  our obligations to holders of any preferred stock we may issue;

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  income tax consequences; and

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  the restrictions Delaware and other applicable laws then impose.

        In addition, the terms of the loan agreements, indentures and other agreements we enter into from time to time may restrict the payment of cash dividends.

        If we liquidate or dissolve our business, the holders of common stock will share ratably in all assets available for distribution to stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

        The common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund. All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we may offer and sell under this prospectus will also be fully paid and nonassessable.

        Our outstanding shares of the common stock are listed on the New York Stock Exchange and trade under the symbol "MRO." Any additional shares of common stock we may offer and sell under this prospectus will also be listed on the New York Stock Exchange.

        The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Preferred Stock

        At the direction of our board of directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our board of directors can determine the number of shares of each series of preferred stock and the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

        The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. These terms will include some or all of the following:

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  the series designation of the preferred stock;

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  the maximum number of shares of the series;

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  the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

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  any liquidation preference;

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  any optional redemption provisions;

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  any sinking fund or other provisions that would obligate us to redeem or repurchase the preferred stock;

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  any terms for the conversion or exchange of the preferred stock for any other securities;

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  any voting rights; and

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  any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

        Any preferred stock we offer and sell under this prospectus will be fully paid and nonassessable.

        The registration statement will include the certificate of designation as an exhibit or will incorporate the certificate of designation by reference. You should read that document for provisions that may be important to you.

        The existence of undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of common stock. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for common stock or may otherwise adversely affect the market price of the common stock or any existing preferred stock.

Limitation on Directors' Liability

        Delaware law authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Our restated certificate of incorporation limits the liability of the members of our board of directors by providing that no director will be personally liable to us or our stockholders for monetary damages for any breach of the director's fiduciary duty as a director, except for liability:

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  for any breach of the director's duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

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  for any transaction from which the director derived an improper personal benefit.

        This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our by-laws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities.

Statutory Business Combination Provision

        As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder," which is defined generally as a person owning 15% or more of a Delaware corporation's outstanding voting stock or any affiliate or associate of that person, from engaging in a broad range of "business combinations" with the corporation for three years following the date that person became an interested stockholder unless:

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  before that person became an interested stockholder, the board of directors of the corporation approved the transaction in which that person became an interested stockholder or approved the business combination;

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  on completion of the transaction that resulted in that person's becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than stock held by (1) directors who are also officers of the corporation or (2) any employee stock plan that does not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  following the transaction in which that person became an interested stockholder, both the board of directors of the corporation and the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by that person approve the business combination.

        Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if a majority of the directors who were directors prior to any person's becoming an interested stockholder during the previous three years, or were recommended for election or elected to succeed those directors by a majority of those directors, approve or do not oppose that extraordinary transaction.

Other Matters

        Some of the provisions of our restated certificate of incorporation and by-laws discussed below may have the effect, either alone or in combination with the provisions of our restated certificate of incorporation discussed above and Section 203 of the Delaware General Corporation Law, of making more difficult or discouraging a tender offer, proxy contest, merger or other takeover attempt that our board of directors opposes but that a stockholder might consider to be in its best interest.

        Our restated certificate of incorporation provides that our stockholders may act only at an annual or special meeting of stockholders and may not act by written consent. Our by-laws provide that special meetings may be called by our board of directors or upon the written request of stockholders who individually, or collectively, have continuously held 20% or more of the outstanding shares of our common stock for at least one year prior to the date we receive such request.

        Our restated certificate of incorporation provides that the number of directors will be fixed from time to time by, or in the manner provided in, our by-laws, but will not be less than three.

        Our by-laws contain advance-notice and other procedural requirements that apply to stockholder nominations of persons for election to our board of directors at any annual meeting of stockholders and to stockholder proposals that stockholders take any other action at any annual meeting. A stockholder proposing to nominate a person for election to the board of directors or proposing that any other action be taken at an annual meeting of stockholders must give our corporate secretary written notice of the proposal not less than 90 days and not more than 120 days before the first anniversary of the date on which we first mailed our proxy materials for the immediately preceding year's annual meeting of stockholders. These stockholder proposal deadlines are subject to exceptions if the pending annual meeting date is more than 30 days prior to or more than 30 days after the first anniversary of the immediately preceding year's annual meeting. Our by-laws prescribe specific information that any such stockholder notice must contain. These advance-notice provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of those nominees or proposals might be harmful or beneficial to us and our stockholders.

        Our restated certificate of incorporation provides that our stockholders may adopt, amend and repeal our by-laws at any regular or special meeting of stockholders by an affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on that action, provided the notice of intention to adopt, amend or repeal the by-laws has been included in the notice of that meeting.

Description of Warrants

        We may issue warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants issued with other securities may be attached to or separate from those other securities. If we issue warrants, we will do so under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

        If we offer any warrants, we will file the forms of warrant certificate and warrant agreement with the SEC, and you should read those documents for provisions that may be important to you.

        The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. These terms will include some or all of the following:

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  the title of the warrants;

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  the aggregate number of warrants offered;

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  the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable on exercise of the warrants, and procedures that may result in the adjustment of those numbers;

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  the exercise price of the warrants;

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  the dates or periods during which the warrants are exercisable;

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  the designation and terms of any securities with which the warrants are issued;

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  if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

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  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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  any minimum or maximum amount of warrants that may be exercised at any one time;

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  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

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  any other terms of the warrants.

        Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

        We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

        We may also modify or amend various other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:

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  shorten the period of time during which the warrants may be exercised; or

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  otherwise materially and adversely affect the exercise rights of the holders of the warrants.

Enforceability of Rights

        The warrant agent will act solely as our agent and will not assume any agency or trust obligation or relationship for or with any holder or beneficial owner of warrants. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder's right to exercise the holder's warrants.

Description of Stock Purchase Contracts and Stock Purchase Units

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock at a future date or dates. We may fix the price per share of common stock and the number of shares of common stock at the time the stock purchase contracts are issued or by reference to a specific formula set forth in the stock purchase contracts. We may issue the stock purchase contracts separately or as part of units, which we refer to as "stock purchase units," consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units. The applicable prospectus supplement will also describe material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts.

Plan of Distribution

        We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to several conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from various types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions the prospectus supplement describes. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Legal Matters

        Baker Botts L.L.P., Houston, Texas, our outside counsel, will issue an opinion about the legality of any securities we offer through this prospectus. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

Experts

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Marathon Oil for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        Certain information regarding estimates of quantities of oil and natural gas reserves of Marathon Oil included in the Annual Report on Form 10-K of Marathon Oil Corporation for the year ended December 31, 2013, was audited in part by Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc., independent petroleum consultants. Additionally, certain information regarding estimates of synthetic crude oil reserves was based on reports prepared by GLJ Petroleum Consultants LTD., independent petroleum consultants. We have incorporated such information in this prospectus by reference to such Annual Report on Form 10-K in reliance on the authority of each such firm as experts in such matters.

Marathon Oil Corporation

135,000,000 Shares

Common Stock

Morgan Stanley